Exhibit 99.1
FOR IMMEDIATE RELEASE:
August 17, 2007
Press Contacts:
Jane Gideon
Incendio International
Tel: 1-415-293-8259
iane@incendiopr.com
ACTIVANT COMPLETES ACQUISITION OF INTUIT ECLIPSE
DISTRIBUTION MANAGEMENT SOLUTIONS BUSINESS
Acquisition Strengthens Company’s Position as a Premier Technology
Provider to the Wholesale Distribution Industry
LIVERMORE, Calif., August 17, 2007 — Activant Solutions Inc., a leading provider of vertical business management solutions, today announced that the company has completed the purchase of the Intuit Eclipse Distribution Management Solutions business from Intuit Inc. (Nasdaq: INTU). Under the terms of the agreement, Activant acquired the Intuit Eclipse business for approximately $100.5 million in cash, subject to potential post-closing adjustments.
Intuit Eclipse is a leading enterprise software provider to the wholesale distribution segment, servicing more than 600 wholesale distributors in verticals ranging from electrical, plumbing, HVAC and building materials to industrial, janitorial and other durable goods supplies. The Eclipse product is a comprehensive enterprise software solution, offering order and inventory management, purchasing, pricing, financial management, business reporting and analyses, and warehouse management.
The acquisition strengthens Activant’s position with larger wholesale distribution businesses and is an additional step in its corporate strategy to offer retail and distribution technology solutions that scale from independently owned small businesses to large national consolidators. Activant will sell, support and enhance the product under the brand name Activant Eclipse™.

“Today, we bring together two strong technology providers to better service our customers in the wholesale distribution segment,” said Pervez Qureshi, president and CEO of Activant. “The addition of the Eclipse product specifically strengthens Activant’s position in the plumbing market, as well as our leadership position in the electrical industry. Both Activant and the Eclipse operations are deeply rooted in these market segments and our combined expertise and strengths will provide our customers and our company new opportunities for growth.”
About Activant Solutions
Activant Solutions Inc. (“Activant”) is a leading technology provider of vertical business management solutions serving small and medium-sized retail and wholesale distribution businesses. The company serves three primary vertical segments: automotive aftermarket, hardlines and lumber; and wholesale distribution.
Founded in 1972, Activant provides customers with tailored proprietary software, professional services, content, supply chain connectivity, and analytics. More than 30,000 customer locations use an Activant solution to manage their day-to-day operations.
Activant has operations in California, Colorado, Connecticut, Illinois, Massachusetts, New Jersey, Pennsylvania, South Carolina, Texas, Utah, Canada, Ireland, and the United Kingdom. For more information, please visit www.activant.com.
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This announcement relating to Activant may contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, such as statements concerning trends, future technology or products, or Activant’s execution. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the company’s results, including, without limitation, market demand for products and technology, the company’s ability to meet that market demand, the integration of Activant’s technology and products with technology and products supplied by others, the successful integration of acquired businesses, including their products, services, customers and employees, and to successfully and effectively recognize, develop and deploy products that address market requirements the integration of Activant’s products into the businesses of its customers, customer acceptance of Activant’s products, and the retention and deployment of skilled Activant employees and service providers. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements. Please refer to our quarterly report filed under Form 10-Q for the quarter ended June 30, 2007 filed with the Securities Exchange Commission that and can be found through the Activant investor relations web site at www.activant.com/company/investors for a full discussion of these risks and other factors.
Note: Activant and the stylized Activant logo design are registered trademarks of Activant Solutions Inc. All other trademarks are the property of their respective owners.